Exhibit 10.1

INVESTMENT AND SUBSCRIPTION AGREEMENT

among

IMMUNIC AG and

its Shareholders

Dated as of January 6, 2019

Table of Contents

Page

Article 1. DESCRIPTION OF THE CONCURRENT FINANCING	2
1.1 Immunic Shareholders’ Meeting	2
1.2 Pre-Closing Capital Increase	3
1.3 Contributions to Immunic’s Capital Reserves	5
1.4 Use of Proceeds.	6
1.5 Further Action.	6
Article 2. REPRESENTATIONS AND WARRANTIES	7
2.1 Representations or Warranties of Immunic.	7
2.2 Representations and Warranties of Holders	7
Article 3. ADDITIONAL AGREEMENTS OF THE PARTIES	8
3.1 New CSA.	8
3.2 Additional Agreements.	9
Article 4. CONDITION TO THE OBLIGATIONS OF THE PARTIES	9
4.1 Condition Precedent of the Public Funds.	9
4.2 Condition Subsequent.	9
4.3 Legal Consequences.	9
Article 5. MISCELLANEOUS PROVISIONS	10
5.1 Taxes.	10
5.2 Expenses.	11
5.3 Amendment.	11
5.4 Waiver.	11
5.5 Entire Agreement; Counterparts; Exchanges by Facsimile.	12
5.6 Applicable Law; Jurisdiction.	12
5.7 Assignability.	12
5.8 Own Right to Claim for Vital.	12
5.9 Notices.	12
5.10 Severability.	13
5.11 Other Remedies; Specific Performance.	13
5.12 Construction.	13

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Table of Contents
(continued)

Page

Exhibits:

EXHIBIT A – FURTHER PARTIES TO THE AGREEMENT

EXHIBIT B – CERTAIN DEFINITIONS

EXHIBIT C – CURRENT SHAREHOLDING OF THE HOLDERS

EXHIBIT D – Draft Exchange Agreement

EXHIBIT E – INVESTORS

EXHIBIT 1.1(a)(ii) – SUBSCRIBERS AND NUMBER OF NEW SHARES SUBSCRIBED BY THEM

EXHIBIT 1.1(a)(iv) – REVISED ARTICLES OF ASSOCIATION

EXHIBIT 1.2(h) – SHAREHOLDING AFTER PRE-CLOSING CAPITAL INCREASE

EXHIBIT 1.4-1 – EFRE SUPPLEMENT

EXHIBIT 1.4-2 – AFR (ACCEPTANCE OF FUNDING REQUIREMENT)

EXHIBIT 3.1 – consolidated shareholders’ agreement

EXHIBIT 5.9 – CONTACT DETAILS

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INVESTMENT AND SUBSCRIPTION AGREEMENT

THIS INVESTMENT AND SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of January 6, 2019, by and among IMMUNIC AG, a stock corporation formed under the laws of Germany and registered with the commercial register (Handelsregister) of the local court of Munich (the “Commercial Register”) under number HRB 223333 (“Immunic” or “Company”), and the parties listed on Exhibit A hereto as direct and certain indirect shareholders of the Company. Certain capitalized terms used in this Agreement are defined in Exhibit B.

RECITALS

A.                The Company’s share capital currently amounts to EUR 362,997.00, divided into 362,997 shares in registered form as non-par value shares with a portion of the Company's share capital (anteiliger Betrag am Grundkapital) of EUR 1.00 each (the “Immunic Shares”). The Immunic Shares are currently held by the persons listed hereafter (the “Holders”) as stated in the table set out in Exhibit C:

B.                 The Company, the Holders and Vital Therapies, Inc., a Delaware corporation (“Vital”) intend to effect a transaction whereby the Holders contribute, transfer, assign and deliver all of the Immunic Shares owned by the Holders, and all of their rights with respect to such Immunic Shares, to Vital in exchange for shares of Vital Common Stock, with the result of Immunic becoming a wholly-owned subsidiary of Vital (the “Transaction”). To conclude the Transaction, the parties thereto will enter into an exchange agreement (the “Exchange Agreement”), a current draft of which is attached hereto as Exhibit D.

C.                 As a condition to the execution and delivery of the Exchange Agreement by Vital, the Company requires further financing of at least $30 million (the “Concurrent Financing”).

D.                Each of the Holders listed on Exhibit E hereto (the “Investors”) has, severally and not jointly, committed to take part in the Concurrent Financing by way of subscription for newly issued common shares (Stammaktien) in the Company subject to the closing of the Transaction (the “Closing”) and the further terms and conditions set forth herein.

E.                 The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

F.                  In 2018, the Company and each of Manfred Groeppel, Andreas Muehler. Daniel Vitt and Hella Kohlhof (“Founders”) have entered into certain exit bonus agreements (the “Exit Bonus Agreements”). The Exit Bonus Agreements have been assigned and transferred by each of the Founders to their respective investment vehicle (the “Founder Vehicle(s)”; together with Investors the “Subscribers”) as follows:

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Founder	Founder Vehicle
Manfred Groeppel	GI
Andreas Muehler	Xanomed
Daniel Vitt	Listrax
Hella Kohlhof	Constanze

The Parties now intend to issue new Common Shares to the Founder Vehicles in order to settle the Founder Vehicles’ claims under the Exit Bonus Agreements.

G.                In light of the Transaction, the Parties hereto further intend to enter into a consolidated shareholders’ agreement (the “CSA 2018”) which sets forth the principles of the legal relationship between all shareholders of Immunic. The CSA 2018 shall also replace in full any and all prior shareholders’ agreements among all or individual shareholders relating to their participation in Immunic, including (without being limited to) the shareholders’ agreement dated August 10, 2016 as amended by the first amendment to the investment and shareholders’ agreements dated December 21, 2016, the second accession and amendment agreement dated August 25, 2017 as well as the third accession and amendment agreement dated December 14, 2018 (together “Existing Agreements”).

H.                Following the Concurrent Financing and immediately prior to closing of the Transaction, the Holders will own all of the Immunic Shares (consisting of the Immunic Common Shares including the Immunic Pre-Closing Financing Shares) outstanding in accordance with the Articles of Association (Satzung) of Immunic (the “Immunic Articles”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holders hereby agree as follows

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

Article 1.    DESCRIPTION OF THE CONCURRENT FINANCING

1.1              Immunic Shareholders’ Meeting

(a)               Upon the terms and subject to the conditions set forth in this Agreement, the Holders undertake to resolve unanimously and with all votes in a shareholders' meeting to be held in the form of a plenary meeting (Vollversammlung) with all Holders being present or duly represented (“Shareholders’ Meeting”) as follows:

(i)                 increase of the Company’s registered share capital from EUR 362,997.00 by EUR 156,920.00 to EUR 519,917.00 in return for cash contributions by the issuance of 156,920 new shares in the Company in the form of common shares (Stammaktien) (the “Pre-Closing Financing Shares”), each in registered form, to be issued as non-par value shares with a portion of the Company's share capital (anteiliger Betrag am Grundkapital) of EUR 1.00 each (the “Pre-Closing Capital Increase”).

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(ii)              invite only the Subscribers to subscribe for the Pre-Closing Financing Shares as set out in the column to the right of the respective Subscriber’s name in the table set forth in Exhibit 1.1(a)(ii) and waive any statutory or contractual subscription rights conflicting with such admission.

(iii)            convert all of Immunic’s outstanding preferred shares series A-1 and series A-2 (together “Preferred Shares”) into common shares of Immunic (“Common Shares”); and

(iv)             revise the articles of association (Satzung) of the Company as set forth in Exhibit 1.1(a)(iv) (“Revised Articles of Association”).

(b)               All Pre-Closing Financing Shares shall have the right to participate in profits as from the beginning of the year of their issuance.

(c)               The Shareholders’ Meeting shall be held immediately following the conclusion of the Vital Stockholders Meeting (as defined in the Exchange Agreement) so long as all of the Vital Stockholder Matters (as defined in the Exchange Agreement) required to implement the Transaction are approved by the Vital Stockholders (as defined in the Exchange Agreement) prior to the conclusion of the Vital Stockholders Meeting. At the Shareholders’ Meeting, the Holders are obliged to vote in favor of all of the items contemplated by Section 1.1(a) above as well as any other items that may be required or advisable to implement the Concurrent Financing.

1.2              Pre-Closing Capital Increase

(a)               Each of the Holders undertakes individually for himself vis-à-vis each other Holder, to do or cause to be done everything necessary to implement the resolutions set forth in Section 1.1 above. Thus, the Holders undertake in particular to co-operate in the Pre-Closing Capital Increase as described by exercising their voting rights in the Shareholders’ Meeting accordingly and to waive their right to raise objections to and to challenge the resolutions of the Shareholders’ Meeting.

(b)               Each of the Subscribers undertakes, subject to sec. 4.1, individually for itself vis-à-vis each other and each of the Holders, to (A) subscribe and to take over the Pre-Closing Financing Shares as stated in Sec. 1.1(a)(ii) above immediately after the end of the Shareholders’ Meeting, and (B) pay to the Company in full a cash contribution equal to the aggregate amount of the portion of the Company’s share capital in respect of the Pre-Closing Financing Shares it has subscribed for (“Capital Contribution”). The Capital Contribution shall be paid within two (2) bank working day in Frankfurt am Main, Germany after the respective Subscriber has subscribed for its Pre-Closing Financing Shares to the following special account

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(c)               for the increase of the share capital of the Company (“Special Account”) by irrevocable wire transfer of immediately available funds valued as of the relevant due date and free of any bank and other charges:

Account Holder	Immunic AG
Bank	Landesbank Baden-Württemberg
BIC
IBAN
Reference	Pre-Closing Capital Increase [Name of Subscriber]

(d)               Payments shall be made exclusively to the Special Account, which has been opened solely for this purpose and must not have a debit balance immediately prior to the Capital Contribution being effected, so that the Company’s Management Board can freely dispose of the amounts paid (cf. §§ 188, 36, 36a, 37 German Stock Corporation Act (AktG)). The Capital Contribution paid in respect to the Pre-Closing Financing Shares shall not be used for payments until the Pre-Closing Capital Increase has been properly registered with the commercial register.

(e)               After the subscription and taking over of the Pre-Closing Financing Shares under Sec. 1.1 above and the receipt of the aggregate amount of the portion of the Company’s share capital of such Pre-Closing Financing Shares, the Company shall without undue delay (unverzüglich) apply for registration of the increase of the share capital under Sec. 1.1 above and its consummation and the Revised Articles of Association with the commercial register of the Company and shall take all actions and make all declarations necessary or appropriate for the increase of the share capital under Sec. 1.1 above and the Revised Articles of Association to become effective.

(f)                The Company is instructed to notify the notary notarizing the Pre-Closing Capital Increase at least in text form without delay of the payments received by sending an account statement of the Special Account.

(g)               The Holders undertake vis-à-vis each other, as from the conclusion of this Agreement until the consummation of the increase of the share capital under Sec. 1 above and the Revised Articles of Association has been registered with the commercial register of the Company, to treat each other as if the Subscribers had already acquired the Pre-Closing Financing Shares to be issued under Sec. 1 above upon subscription, respectively, and the Revised Articles of Association had already come into force upon the end of the Shareholders’ Meeting, to the extent legally permissible. Thus, each of the Holders undertakes individually for himself vis-à-vis each of the Holders, as from the subscription of the Pre-Closing Financing Shares under Sec. 1 above, respectively, to put each of the Subscribers internally in such position as they each would be in, if they had acquired the financial rights (Vermögensrechte) and, to the extent legally permissible, the administrative rights (Verwaltungsrechte) under this Agreement (including the New CSA) as well as the Revised Articles of Association upon subscription, respectively. Should the commercial register make valid objections to the increases of the share capital under Sec. 1 or the Revised Articles of Association, the Holders undertake, as amongst each other, to remove such objections without undue delay by way of adopting the necessary resolutions in a shareholders’ meeting of the Company to be held as soon as possible so that the purpose and intention of the provisions objected to can be achieved to the maximum permissible extent.

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(h)               The subscriptions shall only become non-binding (i) if the condition precedent mentioned in sec. 4.1 has not been fulfilled and (ii) if the consummation (Durchführung) of the respective capital increase has not been registered in the commercial register on or before six (6) months after subscription; such deadline may be extended through mutual agreement among the Company and the Subscribers which shall be made at least in text form pursuant to section 126 lit. b. German Civil Code (BGB). Notwithstanding any provision herein to the contrary, if the Transaction has occurred and the subscriptions subsequently become non-binding, the Transaction will be unaffected thereby.

(i)                 After the conversion to Common Shares and the Pre-Closing Capital Increase have become effective, the share capital of the Company will be held by the Holders as set out in Exhibit 1.2(h).

1.3              Contributions to Immunic’s Capital Reserves

(a)               The Investors undertake individually for themselves vis-à-vis each of the other Holders, but not vis-à-vis the Company, to render, in addition to the portion of the Company’s share capital (anteiliger Betrag des Grundkapitals) of EUR 1.00 each for each Pre-Closing Financing Share subscribed by them under Sec. 1.1 above, further payments into the capital reserves of the Company pursuant to Sec. 272 para. 2 no. 4 German Commercial Code (HGB) as follows:

Investor	Payments to the Company’s Capital Reserves (in EUR)
LSP	6,219,572.00
EGS	1,243,914.00
BKI	248,783.00
WFB	995,132.00
HTGF	1,492,697.00
IBG	995,132.00
Fund+	7,662,513.00
GLB V	7,662,513.00
Total	26,520,256.00

The payments under this lit. (a) shall be made within two (2) bank working day in Frankfurt am Main, Germany after the Pre-Closing Capital Increase has been filed for registration with the commercial register, to the Special Account by irrevocable wire transfer of immediately available funds valued as of the relevant due date and free of any bank and other charges (reference: Pre-Closing Capital Increase [Name of Investor]). The respective payments into the capital reserves by WFB, BKI and IBG shall in each case only become due if the Company has confirmed to WFB, BKI and IBG in text form that either of LSP, EGS, Fund+ or GLB V has paid its corresponding capital contribution to the Special Account.

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(b)               Each of the Founders and Founder Vehicles hereby assigns and transfers for the Pre-Closing Financing Shares subscribed by them under Sec. 1.1 above their respective claims under or in connection with the respective Exit Bonus Agreements as attached hereto as Exhibit 1.3(b) to the capital reserves of the Company pursuant to Sec. 272 para. 2 no. 4 German Commercial Code (HGB) subject to the condition precedent (aufschiebende Bedingung) of closing of the Exchange Agreement. The Company hereby accepts such assignment and transfer. The Exit Bonus Agreements are thereby fully settled and shall terminate on the date the assignments and transfers become effective.

(c)               Each Subscriber may at any time render any of its contributions pursuant to this Sec. 1.3 at its sole discretion before it becomes due.

1.4              Use of Proceeds.

Immunic shall comply with the obligations required by the European Fund for Regional Development (Europäischer Fonds für Regionale Entwicklung; “EFRE”) set out in the supplement agreement in the form as attached hereto as Exhibit 1.4-1. The funds provided by IBG shall be exclusively used to fund the project “Development of New RORyt Inhibitors for the Therapy of Auto-Immune Diseases in Saxony-Anhalt” and “Preclinical examinations on the mechanisms of action of the assets IMU-838 and IMU 856” (“Funded Project”) as set out in the data information sheet (“DIS”) taking IBG’s investment principles, which are attached hereto together with the form “Acceptance of Funding Requirement” of the Company as Exhibit 1.4-2 (“AFR”), into consideration. In case the Funded Project cannot be realized at all or in an economically reasonable way, IBG and Immunic shall use their reasonable best efforts to define another project to be realized in Saxony-Anhalt. Such change of project will be subject to the prior consent from IBG’s respective bodies. Solely for the purpose of carrying out the Funded Project (as amended, as the case may be), Immunic shall maintain until completion of the Funded Project (i.e. – for the avoidance of doubt – until documented evidence of the application of IBG’s funds (vollständiger Mittelverwendungsnachweis) has been issued) Immunic GmbH as wholly owned subsidiary domiciled in Halle (Saale). Furthermore, Immunic represents and warrants that the requirements for the granting of funds in accordance with the investment principles for open pari passu investments and conversion measures in line with market standards (no subsidy; keine Beihilfe) have been fulfilled. Exhibit 1.4-1 and Exhibit 1.4-2 are an integral part of this Agreement and therefore, are applicable, mandatory and binding upon the Company.

1.5              Further Action.

If, at any time, any further action is determined by either of the Parties to be necessary or desirable to carry out the purposes of this Agreement, then all of the Parties shall use their commercially reasonable efforts to take such action.

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Article 2.    REPRESENTATIONS AND WARRANTIES

2.1              Representations or Warranties of Immunic.

Immunic represents and warrants to IBG that on the date of signing of this Agreement (i) the information provided in Exhibit 1.4.-2 are true and correct and (ii) the requirements for the granting of funds in accordance with the investment principles for pari passu investments and conversion measures in line with market standards (no subsidy; keine Beihilfen) have been fulfilled. Each of the Parties hereby acknowledges and agrees that Immunic makes no further express or implied representation or warranty with respect to Immunic or with respect to any other information provided to any of the Subscribers in connection with the Pre-Closing Capital Increase and this Agreement.

2.2              Representations and Warranties of Holders

(a)               Organization and Authority of Holders.

(i)                 If a Holder is not an individual, such Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(ii)              Each Holder has the requisite power and authority (and, in the case of each Holder who is a natural person, capacity) to execute, deliver and perform such Holder’s obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by such Holder and represents (assuming the valid authorization, execution and delivery of this Agreement by each other party hereto) the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and subject to general equity principles.

(b)               Holder Conflicts.

Neither the execution and delivery by such Holder of this Agreement or the consummation by such Holder of any of the transactions contemplated hereby, nor compliance by such Holder with this Agreement, or fulfillment of, the terms, conditions and provisions hereof, will:

(i)                 result in a violation or breach of the terms, conditions or provisions of, conflict with or constitute a default under any provision of, an event of default or an event that, after notice or lapse of time or both, would result in the creation of rights of acceleration, termination or cancellation or a loss of rights under (i) the organizational documents of such Holder (as and if applicable), (ii) any material Contract to which such Holder is a party or any of its properties is subject or by which such Holder is bound, (iii) any order, judgment, injunction, award, decree, ruling or writ of any Governmental Body to which such Holder is a party or by which it is bound or (iv) any Legal Requirement affecting such Holder; or

(ii)              require the approval, consent, authorization or act of, the notice to or the making by such Holder of any declaration, filing or registration with, any Governmental Body.

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(c)               No Holder Violation or Litigation.

(i)                 there are no Legal Proceedings pending or, to the knowledge of such Holder, threatened against such Holder which are reasonably expected to impair the ability of such Holder to perform its obligations under this Agreement to which it is a party or prevent the consummation of any of the transactions contemplated hereby or thereby;

(ii)              there are no Legal Proceedings pending or, to the knowledge of such Holder, threatened that question the legality of the transactions contemplated by this Agreement; and

(iii)            such Holder is not subject to any outstanding order, judgment, injunction, award, decree, ruling or writ of any Governmental Body that prohibits or otherwise restricts the ability of such Holder to consummate fully the transactions contemplated by this Agreement.

(d)               Subscription Entirely for Own Account.

Save for the Transaction and in particular as set forth in the Exchange Agreement, this Agreement is made with such Holder in reliance upon such Holder’s representation to Immunic, which by such Holder’s execution of this Agreement, such Holder hereby confirms, that the shares of Common Shares to be subscribed by such Holder hereunder will be acquired for investment for such Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Holder further represents that such Holder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the shares of Common Shares to be subscribed by such Holder hereunder, other than set forth and provided for in the Transaction and the Exchange Agreement. Such Holder has not been formed for the specific purpose of acquiring the shares of Common Shares to be acquired by such Holder hereunder.

(e)               No Other Representations or Warranties.

Immunic hereby acknowledges and agrees that, except for the representations and warranties contained in this Agreement, neither Immunic, any Holder, nor any other person on behalf of Immunic makes any express or implied representation or warranty with respect to Immunic or with respect to any other information provided in connection with the Contemplated Transactions.

Article 3.    ADDITIONAL AGREEMENTS OF THE PARTIES

3.1              New CSA.

The Parties shall conclude the consolidated shareholders’ agreement as set forth in Exhibit 3.1.

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3.2              Additional Agreements.

The Parties shall (a) use commercially reasonable efforts to cause to be taken all actions necessary to consummate the Contemplated Transactions and (b) reasonably cooperate with the other Parties and provide the other Parties with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement. Without limiting the generality of the foregoing, each Party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Contemplated Transactions; (ii) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions; and (iii) shall use commercially reasonable efforts to satisfy the conditions precedent to the consummation of this Agreement. The Holders shall (a) use commercially reasonable efforts to cause to be taken all actions necessary to consummate the Contemplated Transactions and (b) reasonably cooperate with the Parties and provide the Parties with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement and to enable the Parties to continue to meet its obligations under this Agreement following the Closing. Without limiting the generality of the foregoing, each Party and Holder: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party or Holder in connection with the Contemplated Transactions; (ii) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions; and (iii) shall use commercially reasonable efforts to satisfy the conditions precedent to the consummation of this Agreement.

Article 4.    CONDITION TO THE OBLIGATIONS OF THE PARTIES

4.1              Condition Precedent of the Public Funds.

The obligations of each of the Public Funds under this Agreement to (i) subscribe for newly issued Common Shares and (ii) make further payments to Immunic’s capital reserves is subject to the condition precedent (aufschiebende Bedingung) that their respective investment committee has approved the respective commitment. Each of the Public Funds undertakes to notify the Company at least in electronic form by February 14, 2019 whether the condition precedent with respect to their investment committee has occurred (“Notification I”).

4.2              Condition Subsequent.

This Agreement is subject to the condition subsequent (auflösende Bedingung) that the Management Board of Immunic has notified Dr. Jörg Neermann (jneermann@lspvc.com) as representative of the other Parties in electronic form (“Notification II”) that the closing of the Exchange Agreement has not occurred by June 30, 2019 (the “Longstop Date”).

4.3              Legal Consequences.

(a)               In case either (i) the Notification I has not been issued in time or (ii) the committee has rejected the respective Public Fund’s commitment, the respective condition precedent shall be deemed not to be satisfied. In either such case the other Investors will use their reasonable efforts to take over such Public Fund’s commitment inter se.

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(b)               In case the Notification II has been received with an effective date after the Longstop Date, this Agreement shall be of no further force or effect and all rights and obligations of the Parties under this Agreement shall cease to exist and any and all actions hereunder shall be unwound, including (without being limited to) any and all payments or contributions rendered by the Subscribers shall be returned by Immunic to the respective Subscribers, insofar as legally permissible; provided, however, that (i) this Section 4.3, Section 5.6, and Section 5.11 shall survive and shall remain in full force and effect. In this case, the Parties shall use commercially reasonable efforts to cause to be taken all actions necessary to consummate the unwinding. Without limiting the generality of the foregoing, each Party to this Agreement shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with such unwinding.

Article 5.    MISCELLANEOUS PROVISIONS

5.1              Taxes.

(a)               The Company has duly, timely and completely filed in accordance with the applicable laws (taking into consideration extensions of time allowed by the competent Tax authorities) all returns, reports, forms, schedules, notices and any other document or information requested to be filed by the Company for Taxes (“Tax Return”) and procured that such Tax Returns are correct and complete in all respects; whereas “Tax” or “Taxes” shall mean any public imposition, including but not limited to any federal, state or local taxes (Steuern), duties (Abgaben), public contributions (Beiträge, Gebühren), customs (Zölle), excise (Verbrauchssteuern), any other imposition within the meaning of section 3 para. 1 to 3 of the German Tax Code (Abgabenordnung), together with any interest, penalty or other kind of addition thereon and incidental payments related thereto including but not limited to any ancillary charges (steuerliche Nebenleistungen) within the meaning of section 3 para. 4 of the German Tax Code (Abgabenordnung), social security contributions (Sozialversicherungsbeiträge), investment grants and subsidies (Investitionszuschüsse und -zulagen) (in each case, including equivalent impositions or duties under the laws of any other jurisdiction and irrespective of whether (i) owed as a primary liability (Steuerschuld) or as a secondary liability (Haftungsschuld) or (ii) assessed, to be withheld or payable by law;

(b)               The Company has in all respects withheld and paid all Taxes required to have been withheld and paid in connection with any amounts due, owed or payable; or has adequately provided for such Taxes in Immunic’s audited consolidated balance sheets at December 31, 2017 (the “Annual Financial Statement”);

(c)               All tax liabilities whether actual, deferred, contingent or disputed, of the Company (i) measured by reference to income, profits or gains earned, accrued or received for the period covered by the Annual Financial Statement or (ii) arising in respect of an event, transaction or other circumstance occurring or arising or deemed to occur or arise for the period covered by Annual Financial Statement (whether wholly or partly), are fully provided for or (as appropriate) disclosed in Annual Financial Statement;

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(d)               The Company is in compliance with all terms, conditions and formalities necessary for the continuance of any Tax exemption, Tax credit, Tax incentive, Tax refund, Tax loss utilization or other Tax reduction agreement or order available under any applicable law;

(e)               The Company is not involved in any dispute in relation to Taxes with any Tax authority and there are no audits, examinations, investigations, proposed or asserted claims or other actions pending against or with respect to the assets of the Company;

(f)                The Company is in possession of all Tax records and information to be maintained by it, so as to be able to file its Tax Returns and to reasonably defend positions taken in Tax Returns filed as of the date hereof;

(g)               The Company has its seat in Germany;

(h)               No Taxes are triggered on the level of the Company by any financing measures, including but not limited to convertible loans, equity contribution, and/or debt to equity swaps.

5.2              Expenses.

All fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party or a Holder incurring such expenses, whether or not the Transaction is consummated.

5.3              Amendment.

This Agreement may be amended with the approval of the respective Boards of Directors of Immunic and Vital and the approval by a simple majority of the Holders at any time (whether before or after obtaining the Required Vital Stockholder Vote); provided, however, that (a) no representation, warranty or covenant in this Agreement with respect to a Holder may be amended unless such amendment applies to all Holders in the same fashion and the Parties obtain the approval of such amendment from the Holders who own a majority of the then outstanding Immunic Shares, and (b) after obtaining the Required Vital Stockholder Vote, no amendment shall be made, which by applicable Legal Requirement requires further approval of the Vital Stockholders, without the further approval of the Vital Stockholders. Subject to the foregoing, this Agreement may not be amended.

5.4              Waiver.

(a)               No failure on the part of any Party or Holder to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party or Holder in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)               No Party or Holder shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party or Holder; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

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5.5              Entire Agreement; Counterparts; Exchanges by Facsimile.

This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties and the Holders with respect to the subject matter hereof and thereof but, for the avoidance of doubt, except for the supplement agreement in the form as attached hereto as Exhibit 1.4-1. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties and Holders by facsimile or electronic transmission in .PDF format shall be sufficient to bind the Parties and the Holders to the terms and conditions of this Agreement.

5.6              Applicable Law; Jurisdiction.

This Agreement shall be governed by, and construed in accordance with, the laws of the Federal Republic of Germany, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between any of the Parties and/or the Holders arising out of or relating to this Agreement or any of the Contemplated Transactions each of the Parties and the Holders irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the courts located in Munich (Landgericht München I).

5.7              Assignability.

This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto, the Holders and their respective successors and assigns; provided, however, that neither this Agreement nor any of a Party’s or Holder’s rights or obligations hereunder may be assigned or delegated by such Party or Holder (as applicable) without the prior written consent of the Parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party or Holder without the Parties’ prior written consents shall be void and of no effect.

5.8              Own Right to Claim for Vital.

Vital shall have an own right to claim (eigenes Forderungsrecht) from each of the Subscribers to perform its duties and meet its obligations, in particular to make the payments to Immunic as set forth herein, and shall have the right to enforce specific performance directly in accordance with Section 328 German Civil Code (Vertrag zugunsten Dritter im Sinne von § 328 BGB) to the sole benefit of Immunic to the extent it may deem such enforcement necessary or advisable.

5.9              Notices.

Any notice or other communication required or permitted to be delivered to any Party and Holder under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service, electronic mail, or by facsimile to the address, electronic mail address, or facsimile telephone number set forth beneath the name of such party as listed in Exhibit 5.9 (or to such other address, electronic mail address, or facsimile telephone number as such party has specified in a written notice given to the other parties hereto)

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5.10          Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties and the Holders hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties and the Holders hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

5.11          Other Remedies; Specific Performance.

Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party or Holder will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party or Holder, and the exercise by a Party or Holder of any one remedy will not preclude the exercise of any other remedy. The Parties and the Holders hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties and the Holders shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties and the Holders hereto waives any bond, surety or other security that might be required of any other Party or Holder with respect thereto.

5.12          Construction.

(a)               For purposes of this Agreement, whenever the context requires the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

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(b)               The Parties and the Holders hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c)               As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)               Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” “Exhibits” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Exhibits and Schedules to this Agreement, respectively.

(e)               The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

Immunic AG

By:	/s/Michael Singer
Name:	Michael Singer
Title:	by virtue of power of attorney (for the CEO)

Immunic AG

By:	/s/Michael Singer
Name:	Michael Singer
Title:	by virtue of power of attorney
(for the Chairman of the Supervisory Board)

Dr. Manfred Gröppel

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

Dr. med Rolf Andreas Mühler

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

Dr. Daniel Vitt

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

Dr. Hella Kohlhof, née Herberger

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

Listrax UG

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

[Signature Page to Subscription Agreement]

Gröppel Investments UG

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

Constanze Investments UG

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

Xanomed UG

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

LSP V Coöperatieve U.A.

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

Dr. Gerhard Ries

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

Gabriel Eckenstein

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

Eckenstein-Geigy-Stiftung

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

Bayern Kapital Innovationsfonds GmbH & Co. KG

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

[Signature Page to Subscription Agreement]

Wachstumsfonds Bayern GmbH & Co. KG

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

High-Tech Gründerfonds II GmbH & Co. KG

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

IBG Risikokapitalfonds II GmbH & Co. KG

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

Fund+ N.V.

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

Global Life Bioventure V S.à r.l.

By:	/s/Thomas Strassner
Name:	Thomas Strassner
Title:	by virtue of power of attorney

[Signature Page to Subscription Agreement]

EXHIBIT B

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit B):

“Agreement” has the meaning set forth in the Preamble.

“Closing” has the meaning set forth in the Recitals.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” means the Transaction, the Reverse Split, the Immunic Pre-Closing Financing, and the other transactions and actions contemplated by the Agreement.

“Contract” shall, with respect to any Person, mean any written agreement, contract, subcontract, lease (whether real or personal property), mortgage, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable law.

“Effect” means any effect, change, event, circumstance, or development.

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exceptions, orders, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental body of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority); or (d) self-regulatory organization (including Nasdaq and the Financial Industry Regulatory Authority).

“Holder” has the meaning set forth in the Preamble.

“Immunic” has the meaning set forth in the Preamble.

“Immunic Affiliate” means any Person that is (or at any relevant time was) under common control with Immunic within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

“Immunic Board of Directors” has the meaning set forth in the Recitals.

“Immunic Shares” means the Common Shares and the Preferred Shares, including the Immunic Pre-Closing Financing Shares.

“Immunic Common Shares” has the meaning set forth in the Recitals.

“Immunic Pre-Closing Financing” means an acquisition of Immunic Common Shares to be consummated prior to the Closing by the Holders pursuant to the Subscription Agreement with gross proceeds of at least Thirty Million Dollars ($30,000,000).

“Legal Requirement” means any federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Nasdaq” means The Nasdaq Stock Market.

“Person” means any individual, Entity or Governmental Body.

“Public Funds” means BKI, WFB, HTGF and IBG.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Agreement” has the meaning set forth in the Recitals.

“Tax” has the meaning set forth in Section 5.1 (a).

“Tax Return” has the meaning set forth in Section 5.1 (a).

“Transaction” has the meaning set forth in the Recitals.